UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 15, 2006

BANYAN CORPORATION
(Exact name of registrant as specified in its charter)

OREGON	000-26065
(State or other jurisdiction)	(Commission File Number)

Suite 500, 1925 Century Park East, Los Angeles, CA 90067
(Address of principal executive offices) (Zip Code)

(800) 808-0899
Registrant's telephone number, including area code

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Section 3 – Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities.

Securities Purchase Agreements

2006-2007 Securities Purchase Agreements

          Effective November 15, 2006, we entered into a series of Securities Purchase Agreements (the “2006-2007 Securities Purchase Agreements”) with AJW Partners, Inc., AJW Offshore, Ltd., AJW Qualified Partners, LLC and New Millennium Capital Partners II, LLC (hereinafter collectively referred to as the "Investors") and ancillary agreements. Under the 2006-2007 Securities Purchase Agreements, we agreed each month to sell the Investors Callable Secured Convertible Notes (the "2006-2007 Convertible Notes") in varying amounts monthly as necessary. The 2006-2007 Convertible Notes are due in three years and bear interest at 8% annual interest payable quarterly. The Investors may convert the 2006-2007 Convertible Notes into shares at the lower of $.0057 per share or 50% of the three lowest intraday trading prices during the twenty trading days prior to conversion.

          The Investors have purchased $1,710,000 of the 2006-2007 Convertible Notes. We agreed to issue to the Investors for no additional cash consideration Stock Purchase Warrants (the "2006-2007 Warrants") to purchase an aggregate of 68,000,000 shares at $.001 per share, forty warrants for each one dollar of 2006-2007 Convertible Notes purchased by the Investors. The 2006-2007 Warrants expire five years from the date issued. $500,000 of the proceeds from the 2006-2007 Convertible Notes was used for the acquisition of diagnostic imaging customer accounts. (See Item 8.01 – Other Events – Acquisition of Medical Research, Inc. Customer Base) $250,000 of the proceeds was used to make a settlement payment to resolve certain litigation. The balance of $950,000 was used for working capital and expenses.

          Based on the conversion price of $.00054 on March 23, 2007 the 2006-2007 Convertible Notes can be converted into a minimum of 3,100,000,000 shares. Additional shares may be issued if accrued interest is converted. Management believes that the actual conversion price may be lower and more than the minimum number of shares may be issued when the Convertible Notes are converted.

2006 Securities Purchase Agreement

          Effective February 8, 2006, we entered into a Securities Purchase Agreement (the “2006 Securities Purchase Agreement”) with the Investors and ancillary agreements. Under the 2006 Securities Purchase Agreement, we sold the Investors a total of $3,000,000 in Callable Secured Convertible Notes (the "2006 Convertible Notes") due beginning February 8, 2009 with 8% annual interest payable quarterly. The Investors may convert the 2006 Convertible Notes into shares at the lower of $.005 per share or 50% of the three lowest intraday trading prices during the twenty trading days prior to conversion. We agreed to issue to the Investors for no additional cash consideration Stock Purchase Warrants (the "2006 Warrants") to purchase an aggregate of 45,000,000 shares at $.001 per share, fifteen warrants for each one dollar of 2006 Convertible Notes purchased by the Investors. 32,250,000 of the 2006 Warrants have been issued as of the date hereof. The Warrants expire five years from the date issued.

          $2,000,000 of the proceeds from the 2006 Convertible Notes was used for the acquisition of diagnostic imaging businesses. The balance of $1,000,000 was used for working capital and expenses.

          As of March 23, 2007, the Investors have converted $752,745.07 of the 2006 Convertible Notes into 941,787,943 shares, an average of $.00079 per share. Based on the conversion price of $.00054 on March 23, 2007 the remaining principal amount of 2006 Convertible Notes can be converted into a minimum of 4,100,000,000 shares. Additional shares may be issued if accrued interest is converted. Management believes that the actual conversion price may be lower and more than the minimum number of shares may be issued when the Convertible Notes are converted.

2004 Securities Purchase Agreement

          Effective November 8, 2004, we entered into a Securities Purchase Agreement with the Investors and ancillary agreements. Under the 2004 Securities Purchase Agreement, we sold the Investors a total of $3,000,000 in Callable Secured Convertible Notes (the "2004 Convertible Notes") due beginning November 8, 2006 with 10% annual interest payable quarterly, the first four months interest to be prepaid from proceeds of the Convertible Notes. The due date for the 2004 Convertible Notes that remain outstanding has been extended through December 31, 2008. The Investors may convert the Convertible Notes into shares at the lower of $.22 per share or 50% of the three lowest intraday trading prices during the twenty trading days prior to conversion.

          We agreed to issue to the Investors for no additional cash consideration 3,000,000 Stock Purchase Warrants (the "2004 Warrants") to purchase one share at $.40 per share for each one dollar of Convertible Notes purchased by the Investors. The Warrants expire five years from the date issued.

          As of March 23, 2007, the Investors have converted $1,841,082 of the 2004 Convertible Notes into 788,947,369 shares, an average of $.0023 per share. Based on the conversion price of $.00054 on March 23, 2007 the remaining principal amount of 2004 Convertible Notes can be converted into a minimum of 3,500,000,000 shares. Additional shares may be issued if accrued interest is converted. Management believes that the actual conversion price may be lower and more than the minimum number of shares may be issued when the Convertible Notes are converted.

          The proceeds from the Convertible Notes were used to prepay the balance of $584,930 on a term loan and related installment note due July 31, 2005 in the original principal amount of $1,000,000 that was personally guaranteed by the Gelmons and others and $69,000 was used to repay a loan from 860532 Alberta Ltd. that is owned by the Gelmons. We also used the proceeds to repay principal and interest on other outstanding notes and accounts payable, fees, and business development purposes, including $700,000 to enter the diagnostic imaging business.

Provisions Common to the 2004, 2006 and 2006-2007 Transaction Agreements

          The Investors will be entitled to exercise the Warrants on a cashless basis if the shares of common stock underlying the Warrants are not then registered pursuant to an effective registration statement. In the event that an Investor exercises the Warrants on a cashless basis, then we will not receive any proceeds. In addition, the exercise price of the Warrants will be adjusted in the event we issue common stock at a price below market, with the exception of any securities issued as of the date of the warrant or issued in connection with the Convertible Notes issued pursuant to the Securities Purchase Agreement. Upon the issuance of shares of common stock below the market price, the exercise price of the Warrants will be reduced accordingly. The market price is determined by averaging the last reported sale prices for our shares of common stock for the five trading days immediately preceding such issuance as set forth on our principal trading market. The exercise price shall be determined by multiplying the exercise price in effect immediately prior to the dilutive issuance by a fraction. The numerator of the fraction is equal to the sum of the number of shares outstanding immediately prior to the offering plus the quotient of the amount of consideration received by us in connection with the issuance divided by the market price in effect immediately prior to the issuance. The denominator of such issuance shall be equal to the number of shares outstanding after the dilutive issuance.

          In addition, the conversion price of the Convertible Notes and the exercise price of the Warrants will be adjusted in the event that we issue common stock at a price below the fixed conversion price, below market price, with the exception of any securities issued in connection with the Securities Purchase Agreement. The conversion price of the Convertible Notes and the exercise price of the Warrants may be adjusted in certain circumstances such as if we pay a stock dividend, subdivide or combine outstanding shares of common stock into a greater or lesser number of shares, or take such other actions as would otherwise result in dilution of the Investors’ positions.

          Payment of the Convertible Notes is secured by all of our assets pursuant to a Security Agreement and an Intellectual Property Security Agreement.

          Pursuant to a Registration Rights Agreement we agreed to file a registration statement to register on request by the Investors the shares underlying the Notes and Warrants. We have registered a total of 2,090,000,000 shares in accordance with the Registration Rights Agreement.

          Michael Gelmon, our Chief Executive Officer, and Cory Gelmon, our President and Chief Operating Officer, each entered into a Guaranty and Pledge Agreement to provide additional security for our performance of the Transaction Agreements. Michael Gelmon pledged to the Investors 16,123,333 shares he owns of record. Cory Gelmon pledged to the Investors 15,623,333 shares he owns of record.

          We will be subject to the payment of certain penalties and damages in the event we do not satisfy our obligations under the Transaction Agreements including those with respect to registration of the shares underlying the Convertible Notes and Warrants.

Section 8 - Other Events

Item 8.01 Other Events.

Acquisition of Medical Resources, Inc. Customer Base

          We recently purchased the customer base of Medical Resources, Inc. of Virginia. The source of funds for the acquisition was the securities purchase agreement described herein under “Item 3.02 Unregistered Sales of Equity Securities – Securities Purchase Agreements – 2006-2007 Securities Purchase Agreement.” We agreed to pay Medical

Resources 30% of the gross collections from its former accounts until the purchase price of $440,000 has been paid in full.

Departure of Director

          On February 1, 2007, Marshall F. Wilmot submitted his resignation as director and chief operating officer effective February 28, 2007 to start a new consulting company, Willowbrook Consulting, Ltd., an Alberta corporation located in Calgary. There was no disagreement with Mr. Wilmot. Effective March 1, 2007, we hired Willowbrook for two years at a monthly fee of $10,000 and an annual bonus of 10% of pre tax earnings of our diagnostic imaging business segment. Willowbrook will provide us with operational assistance and strategic planning services. Prior to joining us as director and chief operating officer, Mr. Wilmot held several key positions rising to Vice President - Marketing with Forzani Group, Ltd., a publicly traded company based in Calgary, Alberta. Forzani Group is Canada’s largest sporting goods retailer with more than 500 corporate and franchised locations.

Item 9.01 Exhibits

(c) Exhibits

4.15	Form of Securities Purchase Agreement dated as of November 15, 2006 between the registrant and the investors named therein
4.16	Form of Convertible Notes due three years from date
4.17	Form of Common Stock Purchase Warrant of even date with the Convertible Notes
4.18	Registration Rights Agreement of even date with the Convertible Notes between the registrant and the investors named therein
4.19	Security Agreement of even date with the Convertible Notes between the registrant and the secured parties named therein
4.20	Intellectual Property Security Agreement of even date with the Convertible Notes between the registrant and the secured parties named therein
4.21	Letter dated March 29, 2007 regarding certain extensions and waivers from the registrant to the investors named therein
10.29	Asset Purchase Agreement dated as of March 7, 2007 between the registrant and Medical Resources, Inc.
10.30	Assignment dated as of March 7, 2007 from Medical Resources, Inc. to the registrant.
10.31	Noncompetition and Confidentiality Agreement dated as of March 7, 2007 between Hunter Reynolds and the registrant.
10.32	Guaranty dated as of March 7, 2007 from the registrant’s subsidiary Premier Medical Group, Inc. in favor of Medical Resources, Inc.
10.33	Independent Contractor Agreement dated as of March 1, 2007 between the registrant and Willowbrook Corporation.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANYAN CORPORATION

Date: March 29, 2007

By /s/ Michael J. Gelmon

Michael J. Gelmon, Chief Executive Officer